UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 14, 2016 (June 8, 2016)

AMC Networks Inc.
(Exact name of registrant as specified in its charter)

Delaware	1-35106	27-5403694
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. Employer Identification No.)

11 Penn Plaza, New York, NY		10001
(Address of principal executive offices)		(Zip Code)
(212) 324-8500
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

❒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

❒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

❒	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

❒	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07     Submission of Matters to a Vote of Security Holders.
(a) On June 8, 2016, AMC Networks Inc. (the “Company”) held its 2016 Annual Meeting of Stockholders. In accordance with the Company’s Amended and Restated Certificate of Incorporation, the Class A stockholders have one vote per share and the Class B stockholders have ten votes per share. The proposals are described in detail in the Company’s proxy statement for the 2016 Annual Meeting of Stockholders filed with the U.S. Securities and Exchange Commission on April 28, 2016 and amended on May 26, 2016.
(b) Stockholders voted on the matters set forth below. The final results for the votes regarding each proposal are set forth below.

1.	The Company’s Class A stockholders elected the five directors listed below to the Board of Directors, each for a one-year term. The votes regarding this proposal were as follows:

	For	Withheld	Broker Non-Votes
Jonathan F. Miller	41,723,761	12,951,619	2,975,780
Leonard Tow	36,368,689	18,306,691	2,975,780
David E. Van Zandt	53,406,090	1,269,290	2,975,780
Carl. E. Vogel	40,952,566	13,722,814	2,975,780
Robert C. Wright	53,406,102	1,269,278	2,975,780
The Company’s Class B stockholders elected the nine directors listed below to the Board of Directors, each for a one-year term. The votes regarding this proposal were as follows:

	For	Withheld
William J. Bell	114,553,370	0
Charles F. Dolan	114,553,370	0
James L. Dolan	114,553,370	0
Kristin A. Dolan	114,553,370	0
Patrick F. Dolan	114,553,370	0
Thomas C. Dolan	114,553,370	0
Brian G. Sweeney	114,553,370	0
Vincent Tese	114,553,370	0
Marianne Dolan Weber	114,553,370	0

2.
The Company’s Class A stockholders and Class B stockholders, voting together as a single class, ratified the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the 2016 fiscal year. The votes regarding this proposal were as follows:

For	Against	Abstain	Broker Non-Votes
172,117,222	62,021	25,287	0

3.	The Company’s Class A stockholders and Class B stockholders, voting together as a single class, approved the Company’s 2016 Employee Stock Plan. The votes regarding this proposal were as follows:

For	Against	Abstain	Broker Non-Votes
158,952,450	10,038,517	237,783	2,975,780

4.
The Company’s Class A stockholders and Class B stockholders, voting together as a single class, approved the Company’s 2016 Executive Cash Incentive Plan. The votes regarding this proposal were as follows:

For	Against	Abstain	Broker Non-Votes
168,295,588	912,701	20,461	2,975,780

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

AMC Networks Inc.
(Registrant)

Dated:	June 14, 2016	By:	/s/ Anne G. Kelly
Name: Anne G. Kelly
Title: Senior Vice President and Corporate Secretary